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                  [H. J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

                                                                    EXHIBIT 23.3

                   CONSENT OF H. J. GRUY AND ASSOCIATES, INC.

         We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated April 7, 2000, prepared for Queen Sand Resources, Inc. (now DevX Energy, Inc.) in the DevX Energy, Inc. Annual Report on Form 10-K for the period from July 1, 2000, to December 31, 2000, for the filing dated March 30, 2001, and the incorporation by reference into the applicable previous filings with the Securities and Exchange Commission.


                                              H. J. GRUY AND ASSOCIATES, INC.
                                              Texas Registration Number F-000637


                                              By:
                                                 -------------------------------
                                              Name:  Robert J. Naas
                                              Title: Executive Vice President


March 30, 2001
Dallas, Texas



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